UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

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USA TECHNOLOGIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following slide presentation was presented by USA Technologies, Inc. (the "Company"), to certain shareholders on May 22, 2012, and may be used by the Company to make presentations to other Company shareholders in the future:

Investor Presentation May 22, 2012 Steve Herbert, Chairman and CEO Dave DeMedio, CFO Veronica Rosa, VP Investor Relations

SafeHarborStatement

. All statements other than statements of historical fact included in this presentation are forward-

looking statements. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, business,

financial, market and economic conditions and the outcome of the pending proxy contest. A detailed discussion of risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in USA’s most recent filings with the Securities and Exchange Commission (the “SEC”), including the Form 10-Q report for the quarter ended March 31, 2012, which you will find on our website, www.usatech.com, under the “Investor Relations” tab and USAT’s Definitive Proxy Statement filed with the SEC on May 18,

2012. Undue reliance should not be placed on any such forward looking statement, which speak only as of the time they are made. The Company undertakes no obligation to update any forward looking statement, whether as a result of new information, future events or otherwise.

. Non-GAAP Information: This presentation will include a discussion of Adjusted EBITDA which is a non-GAAP financial measure which we believe is useful for an understanding of our ongoing operations. This non-GAAP financial measure is supplemental to, and not a substitute for, GAAP financial measures such as net income or loss. Details of these items and a reconciliation of this non-GAAP financial measure to GAAP financial measures can be found in this presentation and in our Form 10-Q report for the quarter ended March 31, 2012 which is on our website,

www.usatech.com, under the “Investor Relations” tab.

USA Technologies Overview

Market Leadership	▪ Leading provider of wireless, cashless payment and machine-to-machine solutions for small ticket, self-serve retail industries such as vending and kiosk. ▪ Provider of energy saving technology to the cold beverage industry
Large, Untapped Market Opportunity	▪ Cashless and contactless small ticket, unattended market is largely untapped, having traditionally relied on cash transactions ▪ Millions of potential locations (connections)
Recurring Revenues Fueled by Service Model	▪ Growing and reliable revenue stream driven by value-added service model (network service fees; transaction processing) ▪ 80% of revenues 3Q FY12
Improving Operational Performance	▪ Working toward profitability as service connection rates and customer wins grow ▪ Existing customers have potential for 2.5 million connections (USAT estimate)
Technology Barriers	▪ Proprietary technology with a strong patent portfolio ▪ 79 patents
Strengthened Leadership & Direction	▪ New leadership; new strategic plan capitalizes on market trends, sustainable growth and profitability ▪ Stronger board composition

3

TO: Cashless payments systems

and business intelligence at

operational and customer level

FROM: unattended,

cash only options with

little insight into customer

behavior

Cashless,Small-TicketInTransition

MarketOpportunityisVast

• The small ticket, self-serve market is largely untapped

Sources:

US Department of Transportation, 2008IHL Kiosk Study, 2010 (2011 *Includes self-checkout systems, ticketing kiosks projections)First Research, March 2011, June 2010Automatic check-in kiosks, food ordering kiosks, postal

Merchandisers State of the Coffee Industry 2009Vending Times Census and other retail kiosks.

2010Smart Card Alliance 2006

Market Forces Driving Adoption

USA TECHNOLOGIES

CONSUMER

- Demand for convenience; cashless preferred
- Increasing reliance on mobile phones
- Small ticket growth
- Increasingly "social"

OUR CUSTOMERS

- Meet customer desire for cashless
- Reverse shrinking margins through operational benefits

The confluence of several compelling drivers should further drive market adoption

USA TECHNOLOGIES

MARKET (STAKEHOLDERS)

- Visa/MasterCard see opportunity to drive acceptance
- Mobile payments
- Incremental business

TECHNOLOGY

- Wireless performance up/costs down
- Migration to cloud based or SAAS solution
- Decline in hardware costs

6

RevenuesNow80%Recurring

. Revenues

. $30 million annualized (based on 3Q ended

3/31/12)

. 80% of revenue mix from reliable,

recurring revenues

. Two technology platforms

. ePort & ePort Connect cashless

payment networking and other

services

. eMiser -energy management

technology

. Cashless payment adoption drives

substantial service base

. 2,825 customers; 148,000 connections

(as of 3/31/12)

. “JumpStart” facilitates industry

adoption and fuels service model

. Continuing to innovate and launch new

valued-added services

(in thousands)

$25,000

$20,000

$15,000

$10,000

$5,000

$0

FY2009FY2010FY2011EquipmentLicense&TransactionFees7

Products & Services

------------Product----------		--------Services ------
Energy Conservation Management	**Telemetry and Cash Payment Systems**	**Payment Processing Product, Customer and Operational Data**



VendingMiser



ePort

ePort Software Development Kit

- **EnergyMiser**
- Can reduce machine energy use by 35%-45%
- Can save up to $150/machine/year

- **ePortEDGE, ePortG8**
- G8 NFC enabled
- Wireless; PCA compliant
- Driving connections through "JumpStart"
- <u>Customers buy ePort Connect services</u> →

- **ePort Connect service**
- Current monthly fee covers transaction processing and data telemetry services
- Connections and customers growing

8

Business Model Example

USA TECHNOLOGIES

Equipment Sales

ePort

Per Device
- $200-$330
- $30 activation fee

EnergyMisers

Per Device
- Avg. $100

Gross Profit Targets

Range 30% - 35%

ePort Connect Service Fee

ePort CONNECT

Per connection:
- $7-$10/month for majority of connected base
- Minimal customer churn

Transaction Fees

Per connection:
- 3-5.95% per transaction
- Cost providers: Elavon, major CC's

Elavon
A US Bank Company

VISA

ePort Connect w Terminal Incl.

Per connection:
- JumpStart program (with ePort Connect)
- $12-$15/month over 3 years

- Range 30% - 40%

9

Unmatched End-to-End Solutions

Customer Solution





Device Solution
Sales / Accounting Reporting Services
Card Processing / Merchant Services
USA Technologies
InOne Technology / Coinco
First Data
Cantaloupe Systems
Heartland Payments
Crane Mdse Systems
USA Technologies / Heartland Payments
MEI
Apriva/USA Tech.
Bank of America / First Data

One-Stop Shopping

USAT is the only company that offers a complete turn-key solution, from activation to customer service

10

USAT is Executing a Strategy for Growth and Path to Profitability 11

Growth Through More Connections…

USA TECHNOLOGIES

Vertical Markets

- e.g. Kiosks

Expanded Reach

- e.g. Leverage strength and breadth of partner 1,500 + M2M sales team to drive adoption verizon

Existing Customer Base

- Existing 2,825 customers operate approximately 2.5 million locations
- Drive adoption in these accounts
- Leverage performance data and new services

Market Potential

Connections and Time

12

GrowthThroughConnections - JumpStart • Jumpstart has accelerated adoption, increased revenues and created competitive advantage

GrowthThroughConnections– ExpandingCustomerBase • Customer base has more than tripled since introduction of the JumpStart rental program 14

Expanded Sales Reach - Through Strategic Partners

USA TECHNOLOGIES

- Over 1,500 Verizon Wireless M2M sales representatives now carry USAT's cashless payment solutions in their M2M sales toolkit verizon

  - National training kickoff in quarter ended 3/31/12
  - Co-Marketing Events
    - April-May 2012 - USAT participates in 10 city M2M Connected Technology Tour
    - USAT featured in Verizon Wireless booth at CTIA


Please Make Your
Item Selection
Susie's
CONGRATULATIONS!

15

Growing the Value of a Connection – Service Expansion

- **148,000 connections as of 3/31/12**
- A PCI compliant, end-to-end suite of cashless payment and telemetry services tailored to fit the needs of self-service retail industries.

Cashless and contactless payments


Bank

M2M Telemetry Services


COLD DRINKS
10101
00110
10101

New

Prepaid and Loyalty Program
(Q1 FY2013)



New

Interactive Media Services
(Q1 FY2013)



16

DrivingGrowthByExpandingtheValueofaConnection

Jan.2012

CustomerDemonstrationsQ32012

CustomerDemonstrationsQ32012

Introduced two-tier pricing to ePort Connect service

• Increases ROI for operators by enabling them to offset

processing fees

Interactive Media Services

• Engage consumers at the point of

sale

Prepaid & Loyalty Program

• Reloadable card; cash back rewards and

coupons

17

MobileReadiness

. NFC-based mobile payment is poised to further push cashless

. 65,000 NFC-enabled ePort devices already mobilized

. Opportunities: couponing, incentives, prepay, loyalty, social media integration…

ImprovingOperationalPerformance

. Substantially

stronger recurring

revenue base due to

increased

connections and

customers

. More than $2

million in annualized

efficiencies through

revenue, cost and

expense actions

taken since CEO

transition

. Enabled USAT to

quickly move to

positive adjusted

EBITDA for the third

quarter ended

March 31, 2012

Balance Sheet

Consolidated Balance Sheet

Condensed

(In thousands)

Condensed (In thousands)	**3Q FY12 3/31/2012**	**FYE 6/30/2011**
Cash and cash equivalents	$ 6,194	$ 12,992
Other current assets	6,891	5,436
Total current assets	13,085	18,428
Property and equipment	9,870	7,396
Intangibles, net and Goodwill	9,081	9,858
Other non-current assets	393	322
Total assets	**$ 32,429**	**$ 36,004**
Total current liabilities	$ 6,756	$ 6,882
Warrant liabilities	749	2,732
Other long-term liabilities	729	264
Total liabilities	8,234	9,878
Total shareholders' equity	24,195	26,126
Total liabilities and shareholders' equity	**$ 32,429**	**$ 36,004**

- No losses funded in 3Q; this is expected to continue for 4Q excluding proxy costs.
- Currently, our primary use of cash is Jumpstart ; using Jumpstart strategically to accelerate adoption, increased revenues and created competitive advantages

20

Path to Profitability Fueled by Growing Recurring Revenue Base

Quarterly Revenue Trend



(in thousands)
$10,000
$8,000
$6,000
$4,000
$2,000
$0
6/30/2010
9/30/2010
12/31/2010
3/31/2011
6/30/2011
9/30/2011
12/31/2011
3/31/2012
6/30/2012
Total Revenue
License & Transaction Fees now 80% of revenues
• Positive EBITDA for 3/31/12
• 2,825 customers
• 148,000 connections
Expect continued growth in recurring revenues

Adjusted EBITDA (see reconciliation of Net Loss to Adjusted EBITDA)



(in thousands)
$2,000
$0
-$2,000
-$4,000
6/30/2010
9/30/2010
12/31/2010
3/31/2011
6/30/2011
9/30/2011
12/31/2011
3/31/2012
6/30/2012
Includes CEO severance & related costs
Estimate - and excludes proxy costs

21

SummaryUSATechnologies(Nasdaq:USAT)

. Positioned to capture benefits of market shift to cashless

. Growing recurring revenue customer & connection base

. Growth strategies building scale and closing in on profitability

. New verticals and expanded service opportunities

Appendix 23

Non-GAAPReconciliation

Adjusted EBITDA

-------

-----

-

. Adjusted EBITDA represents net income (loss) before interest income, interest expense, income taxes, depreciation, amortization,

and change in fair value of warrant liabilities and stock -based compensation expense. We have excluded the non-operating item,

change in fair value of warrant liabilities, because it represents a non-cash charge that is not related to USA Technologies' (USAT) operations.

We have excluded the non-cash expenses, stock-based compensation, as it does not reflect the cash-based operations of USAT. Adjusted EBITDA is a non-GAAP financial measure which is not required by or defined under GAAP (Generally Accepted Accounting Principles). The presentation of this financial measure is not intended to be considered in isolation or as a substitute for the financial measured prepared and presented in accordance with GAAP, including the net income or net loss of USAT or net cash used in operating activities. Management recognizes that non-

GAAP financial measures have limitations in that they do not reflect all of the items associated with USAT's net income or net loss as determined in accordance with GAAP, and are not a substitute for or a measure of USAT's profitability or net earnings. Adjusted EBITDA is presented because

USAT believes it is useful to investors as a measure of comparative operating performance and liquidity, and because it is less susceptible to variances in actual performance resulting from depreciation and amortization and non-cash charges for changes in fair value of warrant liabilities and stock-based compensation expense.